UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 9, 2014
Date of Report (Date of earliest event reported)

Annie’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
1610 Fifth Street
Berkeley, CA 94710
(Address of principal executive offices, including zip code)

(510) 558-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annie’s, Inc. (“Annie’s”) held its 2014 Annual Meeting of Stockholders on September 9, 2014, at which the following occurred:
Proposal 1: Election of seven directors to serve until the 2015 Annual Meeting of Stockholders, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes	Total
Molly F. Ashby	14,911,996	170,843	1,206,004	16,288,843
John M. Foraker	14,951,705	131,134	1,206,004	16,288,843
Robert W. Black	14,952,865	129,974	1,206,004	16,288,843
Julie D. Klapstein	13,948,531	1,134,308	1,206,004	16,288,843
Lawrence S. Peiros	14,978,757	104,082	1,206,004	16,288,843
Bettina M. Whyte	13,951,168	1,131,671	1,206,004	16,288,843
Billie Ida Williamson	13,974,359	1,108,480	1,206,004	16,288,843

Proposal 2: Ratification of the selection of KPMG LLP as Annie’s independent registered public accounting firm for its fiscal year ending March 31, 2015, based on the following votes:

Votes For	Votes Against	Abstentions	Total
16,201,936	81,120	5,787	16,288,843

Proposal 3: An advisory vote approving the compensation of Annie’s named executive officers, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes	Total
14,961,580	98,906	22,353	1,206,004	16,288,843

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: September 10, 2014	By:	/s/ Steven L. Richie
Steven L. Richie
Vice President, Legal and Corporate Secretary